Consent of Independent Certified Public Accountants

   We have issued our report dated September 13, 2002 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 259 as of July 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
November 22, 2002